Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-261018 on Form S-3 and Registration Statement No. 333-163855 on Form S-1 of our report dated June 28, 2022, relating to the financial statement of the LNL Agents’ 401(k) Savings Plan for the year ended December 31, 2021 appearing in this Annual Report on Form 11-K of the LNL Agents’ 401(k) Savings Plan for the year ended December 31, 2022.

/s/ Mitchell & Titus, LLP

Philadelphia, Pennsylvania

June 29, 2023